                                                                  EXHIBIT 4.2(b)

                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of December 6, 2001 (the "Agreement")
                                                                ---------
among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the
                                              --------
Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof and, together with any Person that becomes a "Subsidiary Guarantor" pursuant to Section 6.11, (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and,
 --------------------                          ---------------------
together with the Borrower, the "Obligors"); and JPMORGAN CHASE BANK, as
                                 --------
collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").
                                                    ----------------

          The Borrower, the Subsidiary Guarantors, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 6, 2001 (as modified and supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement"), providing, subject to the terms and conditions thereof, for
---------
extensions of credit (including by means of the making of loans and the issuance of letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $750,000,000. In addition, (i) the Borrower may from time to time be obligated to various of said lenders (or their affiliates) in respect of one or more Hedging Agreements under and as defined in the Credit Agreement and (ii) the Borrower and the Lenders may, pursuant to the Credit Agreement, agree that certain other indebtedness of the Borrower shall be designated as "Pari Passu Debt" and shall be entitled to the benefits of this Agreement.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit under Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in Section 3(b).
           --------

          "Collateral" shall have the meaning ascribed thereto in Section 3.
           ----------

          "Collateral Account" shall have the meaning ascribed thereto in
           ------------------
     Section 4.01.

          "Default" shall mean a "Default" under, and as defined in, the Credit
           -------
     Agreement.

          "Documents" shall have the meaning ascribed thereto in Section 3(g).
           ---------

          "Event of Default" shall mean an "Event of Default" under, and as
           ----------------
     defined in, the Credit Agreement.

          "Farm Products" shall have the meaning ascribed thereto in Section
           -------------
     3(e).

          "Hedging Agreement" shall mean any swap agreement, cap agreement,
           -----------------
     collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into in respect of interest rates, foreign exchange rates or prices of commodities.

          "Hedging Obligations" shall mean all obligations of the Borrower owing
           -------------------
     to one or more of the Lenders (or any affiliate of a Lender) under Hedging Agreements.

          For purposes hereof, it is understood that any Hedging Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Credit Agreement shall nevertheless continue to constitute Hedging Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, at the time a claim is to be made in respect of such Hedging Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Credit Agreement.

          "Instruments" shall have the meaning ascribed thereto in Section 3(c).
           -----------

          "Inventory" shall have the meaning ascribed thereto in Section 3(d).
           ---------

          "Pari Passu Debt" shall have the meaning ascribed thereto in the
           ---------------
     Credit Agreement.

          "Proceeds" of any Collateral shall mean cash, securities and other
           --------
     property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

          "Secured Obligations" shall mean (a) in the case of the Borrower, (i)
           -------------------
     the principal of and interest on the loans made by the Lenders to the Borrower under the Credit Agreement, the reimbursement obligations owing by the Borrower in respect of letters of credit issued under the Credit Agreement and all other amounts from time to time owing by the Borrower to the Lenders or the Administrative Agent under the "Loan Documents" referred to in the Credit Agreement and (ii) the Hedging Obligations and (b) in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Credit Agreement (including, without limitation, in respect of its Guarantee under Article VIII of the Credit Agreement) and the other "Loan Documents" referred to in the Credit Agreement.

          "Secured Parties" shall mean the Administrative Agent, the Collateral
           ---------------
     Agent and the Lenders, any holder of Hedging Obligations and any holder of Pari Passu Debt.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  Each Obligor represents
                      ------------------------------
and warrants to the Secured Parties that:

          (a) Title and Priority.  Such Obligor is the sole beneficial owner of
              ------------------
     the Collateral in which it purports to grant a security interest pursuant to Section 3, and no Lien exists upon such Collateral, except for Liens permitted under Section 6.02 of the Credit Agreement and except for the security interest in favor of the Secured Parties created pursuant hereto. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Obligor purports to grant a security interest pursuant to Section 3, subject to no equal or prior Lien except (i) as expressly permitted by said Section 6.02 of the Credit Agreement and (ii) Liens created under the Federal Packers and Stockyards Act, as amended.

          (b) Names, Etc.  The full and correct legal name, type of
              -----------
     organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1.

          (c) Changes in Circumstances.  Such Obligor has not (i) within the
              ------------------------
     period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the Uniform Commercial Code), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

          (d) Fair Labor Standards Act.  Any goods now or hereafter produced by
              ------------------------
     such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3.  Collateral.  As collateral security for the prompt payment
                      ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Obligor, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
              ----------

          (a) all moneys due or to become due to the Borrower in respect of loans and advances from time to time made by it to the Subsidiary Guarantors or any of them and all collateral security provided hereunder for the payment of any such loans or advances;

          (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money in respect of any loans or advances or for Inventory, Farm Products or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of any such account or general intangible (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                   --------

          (c) all instruments, chattel paper and letter-of-credit rights (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                                        -----------

          (d) all inventory (as defined in the Uniform Commercial Code) of such Obligor, in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all livestock purchased in the ordinary course of business and held for slaughter and resale, meat, meat products and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof including packaging and processing supplies, (ii) goods in which such Obligor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Obligor has an interest or right as consignee), (iii) goods which are returned to or repossessed by such Obligor and all accessions thereto and products thereof and documents therefor, and (iv) all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (any and all such inventory, accessions, products and documents herein collectively called "Inventory");
                                 ---------

          (e) all farm products (as defined in the Uniform Commercial Code) of such Obligor, in all of their respective forms, wherever located, now or hereafter existing, including but not limited to (i) livestock, meat and products thereof and (ii) all agricultural supplies used or consumed in such Obligor's operations, including without limitation, all feed, meal, ingredients, seeds, drugs, medications, vaccines, supplements and other chemicals used in feeding, maintaining, growing, preserving or producing any farm products, and (iii) all accessions to and products of and documents for any of the foregoing (any and all such farm products, accessions, products and documents herein collectively called "Farm
                                                                    ----
     Products");
     --------

          (f) each contract and other agreement of such Obligor relating to the sale or other disposition of Inventory or Farm Products;

          (g)  all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Farm Products (herein collectively called "Documents");
     ----------

          (h) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with Inventory or Farm Products of such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing, raising, breeding or transporting such Inventory or Farm Products;

          (i) the balance from time to time in the Collateral Account, including all cash, financial assets and investment property (as defined in the Uniform Commercial Code) from time to time standing to the credit thereof; and

          (j) all proceeds, products, offspring (including unborn offspring), accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor.

          Section 4.  Cash Proceeds of Collateral.
                      ---------------------------

          4.01  Collateral Account.  The Collateral Agent will cause to be
                ------------------
established at Chase a cash collateral account (the "Collateral Account"), which
                                                     ------------------

          (i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code) in respect of which the Collateral Agent shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code) and

          (ii) to the extent of any cash, shall be a deposit account (as defined in Section 9-102(29)) of the Uniform Commercial Code and

into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Collateral Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Obligor as such Obligor through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as specified in Article IX of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          4.02  Proceeds of Accounts.  Each Obligor shall, upon request of the
                --------------------
Collateral Agent made at any time that an Event of Default exists, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance satisfactory to the Collateral Agent pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account. All payments made to the Collateral Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it at any time after the Collateral Agent makes such request, such Obligor shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by such Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

          4.03  Investment of Balance in Collateral Account.  Amounts on deposit
                -------------------------------------------
in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Obligor through the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent, provided that (i) at any time
                                                  --------
after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Secured Parties, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08 and (ii) if requested by the respective Obligor through the Borrower, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to the Credit Agreement) has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Collateral Agent hereunder).

          4.04  Cover for Letter of Credit Liabilities.  Amounts deposited into
                --------------------------------------
the Collateral Account as cover for LC Exposure under the Credit Agreement pursuant to Section 2.05(j), 2.10(b) or Article VII thereof shall be held by the Collateral Agent in a separate sub-account (designated "LC Exposure Sub-Account") and subject to Section 2.05(j) of the Credit Agreement, all amounts held in such sub-account shall constitute collateral security first for the LC
                                                              -----
Exposure outstanding from time to time and second as collateral security for the
                                           ------
other Secured Obligations hereunder.

          Section 5.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 3, the Obligors hereby jointly and severally agree with each Secured Party and the Collateral Agent as follows:

          5.01  Delivery and Other Perfection.  Each Obligor shall:
                -----------------------------

          (a) deliver and pledge to the Collateral Agent any and all Instruments and Documents, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request; provided, that so long as no Event of Default shall have
                        --------
     occurred and be continuing, such Obligor may retain for presentation in the ordinary course any Instruments or Documents received by such Obligor in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Obligor through the Borrower, make appropriate arrangements for making any Instrument or Document pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or
     --------
     Instruments shall be subject to the provisions of clause (e) below;

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require; and

          (e) upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent.

          5.02  Other Financing Statements.  No Obligor shall file or suffer to
                --------------------------
be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

          5.03  Preservation of Rights.  The Collateral Agent shall not be
                ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in its request;

          (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Collateral Agent may, upon ten business days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any Secured Party or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.04 shall be applied in accordance with Section 5.08.

          5.05  Deficiency.  If the Proceeds of sale, collection or other
                ----------
realization of or upon the Collateral pursuant to Section 5.04 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations owing by it, each Obligor shall remain liable for any deficiency.

          5.06  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Collateral Agent, no Obligor shall change its location (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

          5.07  Private Sale.  The Collateral Agent and the Lenders shall incur
                ------------
no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.08  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided and except as provided below in this Section 5.08, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

          Second, to the payment of the costs and expenses of such collection,
          ------
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the them in connection therewith, pro rata in accordance with the respective amounts owing to them;

          Third, to the payment in full of the Secured Obligations, in each case
          -----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders (or other Persons) holding the same may otherwise agree; and

          Fourth, to the payment to the respective Obligor, or their respective
          ------
     successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the Proceeds of any cash or other amounts held in the "LC Exposure Sub-Account" of the Collateral Account pursuant to Section 4.04 shall be applied first to the obligations owing in respect of such LC Exposure
                 -----
outstanding from time to time and second to the other Secured Obligations in the
                                  ------
manner provided above in this Section 5.08.

          For purposes of applying payments received in accordance with this
Section 5, the Collateral Agent shall be entitled to rely upon the Administrative Agent or directly on any other Secured Party as necessary for a determination of the outstanding Secured Obligations owed as the case may be. Each Secured Party hereby agrees to provide, or to cause its representative to provide, on any date requested by the Collateral Agent a certificate as to the outstanding Secured Obligations owed to such Secured Party.

          5.09  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.10  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, each Obligor shall file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 of this Agreement. Each Obligor consents that UCC financing statements may be filed describing the Collateral in the manner specified in Section 3).

          5.11  Termination.  When all Secured Obligations shall have been paid
                -----------
in full, the commitments of the Lenders to extend further credit under the Credit Agreement have terminated, the letters of credit issued under the Credit Agreement have expired or been canceled and all Hedging Agreements between the Borrower and the Lenders (or any affiliates thereof) have terminated, then (regardless of whether any Pari Passu Debt shall have been paid in full), this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor. The Collateral Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

          5.12  Prompt Payment to Livestock Sellers.  Each Obligor who purchases
                -----------------------------------
livestock, for whatever purpose, shall promptly deliver to the seller of such livestock or his duly authorized representative the full amount of the purchase price and such obligations shall not remain outstanding for more than three Business Days unless such amount is in dispute. Such Obligors shall also file and maintain a bond with the United States Department of Agriculture for the benefit of unpaid sellers in an amount required by the Federal Packers and Stockyards Act, as amended, and the regulations promulgated thereunder.

          5.13  Further Assurances.  Each Obligor agrees that, from time to time
                ------------------
upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          6.01  No Waiver.  No failure on the part of the Collateral Agent or
                ---------
any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02  Notices.  All notices and other communications provided for
                -------
herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Smithfield Foods, Inc. at 200 Commerce Street, Smithfield, VA, 23430, Attention: Mr. Dan Stevens (Telecopy No. 757-365-3025) and Orville Lunking (Telecopy No. 757-365-
     3025);

          (b) if to any Subsidiary Guarantor, at the address for notices to the Borrower as provided herein;

          (c) if to the Administrative Agent, to JPMorgan Chase Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Deidre Wall

     Telecopy No. (212-552-7391), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Gary L. Spevack (Telecopy No. 212-270-0998); and

          (d) if to the Collateral Agent, to JPMorgan Chase Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Deidre Wall Telecopy No. (212-552-7391), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, of Gary L. Spevack (Telecopy No. 212-270-0998).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          6.03  Expenses.  The Obligors jointly and severally agree to reimburse
                --------
each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

          6.04  Amendments, Etc.  The terms of this Agreement may be waived,
                ---------------
altered or amended only by an instrument in writing duly executed by the parties hereto. Any such amendment or waiver shall be binding upon each holder of any of the Secured Obligations and each Obligor.

          6.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the parties hereto and each holder of any of the Secured Obligations (provided, however,
                                                          --------
that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

          6.06  Captions.  The captions and section headings appearing herein
                --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          6.08  Governing Law.   This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          6.09  Agents and Attorneys-in-Fact.  The Collateral Agent may employ
                ----------------------------
agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.11  Additional Subsidiary Guarantors.  As contemplated by Section
                --------------------------------
5.09 of the Credit Agreement, the Borrower may at any time and from time to time designate any of its Subsidiaries to become a Subsidiary Guarantor hereunder and under the Credit Agreement by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit C to the Credit Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" under and for all purposes of this Agreement, and Annexes 1 and 2 hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement.

          6.12  Pari Passu Debt.  By its acceptance of collateral security
                ---------------
hereunder, each holder of Pari Passu Debt shall be deemed to have appointed the Collateral Agent as its agent hereunder upon the same terms and conditions as the Administrative Agent has been appointed pursuant to Article IX of the Credit Agreement (and the provisions of said Article IX are hereby incorporated herein, mutatus mutandis, as if set forth herein in full). It is understood and agreed
------- --------
that no holder of Pari Passu Debt shall have any right to consent to a termination of this Agreement in the event that the Administrative Agent, or the requisite Lenders under the Credit Agreement, shall authorize such termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Collateral Agency and Security Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

                                    SMITHFIELD FOODS, INC.


                                    By:/s/ Daniel G. Stevens
                                       ---------------------
                                       Name: Daniel G. Stevens
                                       Title: Vice President


                             SUBSIDIARY GUARANTORS
                             ---------------------

CODDLE ROASTED MEATS, INC.             BROWN'S OF CAROLINA LLC
GWALTNEY OF SMITHFIELD, LTD.           CARROLL'S FOODS LLC
HANCOCK'S OLD FASHIONED                CARROLL'S FOODS OF
 COUNTRY HAM, INC.                      VIRGINIA LLC
IOWA QUALITY MEATS, LTD.               CENTRAL PLAINS FARMS LLC
JOHN MORRELL & CO.                     CIRCLE FOUR LLC
LYKES MEAT GROUP, INC.                 MURPHY FARMS LLC
MOYER PACKING COMPANY                  QUARTER M FARMS LLC,
MURCO FOODS, INC.                      each a Delaware limited liability company
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING
 COMPANY, INC.                         By  MURPHY-BROWN LLC,
PACKERLAND HOLDINGS, INC.                  a Delaware limited liability company,
PATRICK CUDAHY INCORPORATED                as a sole member of each
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER'S COUNTRY HAMS, INC.               By  JOHN MORRELL & CO.,
SUN LAND BEEF COMPANY                          a Delaware corporation,
SUNNYLAND, INC.                                as its sole member
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING
 COMPANY, INCORPORATED                         By:/s/ Daniel G. Stevens
                                                  ---------------------
                                               Name: Daniel G. Stevens
                                               Title: Vice President
By:/s/ Daniel G. Stevens
   ---------------------
Name: Daniel G. Stevens
Title: Vice President

MURPHY-BROWN LLC,                      GREAT LAKES CATTLE CREDIT COMPANY, LLC,
 a Delaware limited liability company   a Delaware limited liability company,


By  JOHN MORRELL & CO.,                    By  PACKERLAND HOLDINGS,
    a Delaware corporation,                     INC.,
    as its sole member                         a Delaware corporation,
                                               as its sole member

    By:/s/ Daniel G. Stevens
       ---------------------
    Name: Daniel G. Stevens                    By:/s/ Daniel G. Stevens
                                                  ---------------------
    Title: Vice President                      Name: Daniel G. Stevens
                                               Title: Vice President

                           Assignment and Acceptance
                           -------------------------

                                    JPMORGAN CHASE BANK
                                    as Collateral Agent


                                    By: /s/ Gary L. Spevack
                                        -------------------
                                    Name: Gary L. Spevack
                                    Title: Vice President


                                    JPMORGAN CHASE BANK
                                    as Administrative Agent


                                    By: /s/ Gary L. Spevack
                                        -------------------
                                    Name: Gary L. Spevack
                                    Title: Vice President